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                                                                          Ex. 11

July 30, 2004

[JOHN HANCOCK FINANCIAL SERVICES LOGO]

John Hancock Variable Series Trust I
John Hancock Place
P.O. Box 111 Boston, MA  02117

Trustees:

     This opinion is given in connection with the filing by John Hancock Variable Series Trust I, a Massachusetts business trust, (the "Trust") of its Pre-Effective Amendment Number 1 to its Registration Statement on Form N-14 (SEC File No. 333-117467), the "Registration Statement") under the Securities Act of 1933. The Registration Statement relates to shares of beneficial interest in the Trust's Large Cap Growth, Fundamental Value, Mid Cap Value B, Small Cap Emerging Growth and Overseas Equity B Funds (the "Acquiring Funds"). The issuance of shares by the Acquiring Funds will be pursuant to the Agreement and Plan of Reorganization (the "Plan") filed as part of the Registration Statement, and the number of such shares to be issued by each Acquiring Fund, and the terms of such issuance, will be as provided in the Plan.

     I have examined the Trust's Declaration of Trust, its By-Laws, the Registration Statement, and such other records, certificates, documents and statutes that I have deemed relevant in order to render the opinions expressed herein.

     Based on such examination, I am of the opinion that:

     1) The Trust is a business trust duly organized, validly existing and in good standing under the laws of the Commonwealth of Massachusetts.

     2) The shares offered for sale by the Trust, when issued in the manner contemplated by the Registration Statement, will be legally issued, fully-paid and non-assessable.

     I consent to the use of this opinion as an exhibit to the Registration Statement.

                                             Very truly yours,


                                             /s/ Ronald J. Bocage
                                             -----------------------------------
                                             Ronald J. Bocage
                                             Counsel